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                           ROSENTHAL & ROSENTHAL, INC.
                               FINANCING AGREEMENT

                  AGREEMENT dated March 30, 2001 between BLUEFLY, INC. ("Borrower"), a corporation duly organized and presently existing in good standing under the laws of the State of Delaware whose chief executive office is at 42 West 39th Street, New York, New York 10018, and ROSENTHAL & ROSENTHAL, INC. ("Lender"), a New York corporation with an address at 1370 Broadway, New York, New York 10018.

                  Borrower, in order to provide working capital for its operations, desires to obtain Credit Accommodations (as defined in Section 1.10 hereof) from Lender on a revolving basis upon the security of the "Collateral" (as defined in Section 1.7 hereof). Now, therefore, Borrower and Lender agree as follows.

SECTION 1         DEFINITIONS

                  As used in this Agreement, these terms shall have the following meanings which shall be applicable to both the singular and plural forms of such terms.

         1.1 "ACCOUNT DEBTOR" means any Person indebted absolutely or contingently with respect to a Receivable.

1.2 "AFFILIATE" of a party shall mean any entity controlling, controlled by, or under common control with, the party, and the term "controlling" and such variations thereof shall mean ownership of a majority of the voting power of a party.

         1.3 "APPROVED DEPOSITORY ACCOUNT" shall mean an account subject to a Controlled Account Agreement.

         1.4 "BLUEFLY PAYMENTECH ACCOUNT" shall mean Bluefly's account no. 007-886624 at HSBC.

         1.5 "BORROWER PAYABLES" shall mean all obligations of Borrower for the payment of money arising out of the sale of goods or the rendering of services by a Factored Supplier to Borrower, now existing or hereafter arising, however evidenced, including, without limitation, all accounts, contract rights, general intangibles, documents, chattel paper and instruments (as each of such terms is defined in the UCC).

         1.6 "BUSINESS DAY" shall mean a day on which Lender and major banks in New York City are open for the regular transaction of business.

         1.7 "CLOSING DATE" shall mean March 30, 2001

         1.8 "COLLATERAL" shall have the meaning specified in Section 4.1 hereof.

         1.9 "CONTROLLED ACCOUNTS" shall mean the bank accounts of Borrower which is the subject of the Controlled Account Agreement.


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         1.10 "CONTROLLED ACCOUNT AGREEMENT" shall mean the Controlled Account
Agreement among Lender, Borrower and HSBC Bank USA

         1.11 dated as of the Closing Date.

         1.12 "CREDIT ACCOMMODATIONS" shall mean any and all of the following, as requested by the Borrower: (i) making loans and/or advances to Borrower; and/or (ii) procuring the issuance of Letters of Credit, for the benefit of Suppliers of Inventory to Borrower; and/or (iii) issuing Factors Guarantees to Suppliers and/or (iv) purchasing Borrower Payables by Lender from Factored Suppliers.

         1.13 "CURRENT ASSETS" shall have the meaning specified in Section 6.11 hereof.

         1.14 "CURRENT LIABILITIES" shall have the meaning specified in Section
6.11 hereof

         1.15 "DEFAULT" shall have the meaning specified in Section 7.1 hereof.

         1.16 "ELIGIBLE INVENTORY" shall mean Inventory owned by Borrower in the regular course of its business in which Lender holds a perfected security interest pursuant to the terms hereof ranking prior to all interests, claims and rights of others excluding liens which are non-consensual or arise from the operation of law ("Permitted Liens"). In general, Inventory shall not be deemed eligible unless at least ninety percent (90%) (by value) of all Inventory is subject to the Services Agreement which Services Agreement is in full force and effect in all material respects and it complies in all material respects with the representations, covenants and warranties hereinafter set forth, made by Borrower with respect thereto. Without limiting the foregoing, the following Inventory shall not be deemed to be Eligible Inventory:

         (a) Inventory with respect to which the representations and warranties set forth in Section 6 of this Agreement are not true and correct in any material respect;

         (b) Inventory consisting of promotional and marketing materials;

         (c) Inventory that (i) fails to meet all standards imposed by any governmental agency, or department or division thereof, having regulatory authority over such Inventory or its use or sale or (ii) has not satisfactorily completed the customary testing procedures at Underwriters Laboratories or any other third-party generally recognized testing agency or service for such Inventory and which does not have stamps, marks, decals, seals or other markings evidencing such completion;

         (d) Inventory located outside the United States or any of its territories or Canada;

         (e) Inventory that is not in the possession of or under the sole control of the Borrower or not in a leased facility or public warehouse in respect of which the owner ("Landlord") has entered into either a Landlord Agreement or a landlord waiver or consent reasonably acceptable to Lender;



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         (f) Inventory, after giving effect to the related filings of financing statements that have then been made, if any, does not or has ceased to create a valid and perfected first priority lien or security interest in favor of the Lender securing the Obligations and as to which there are no other liens or encumbrances (other than Permitted Liens);

         (g) Inventory that (i) has not been sold by the Borrower for at least twelve (12) calendar months from the date of acquisition thereof; or (ii) is unusable or otherwise unavailable for sale;

         (h) Inventory that is subject to any licensing, patent, royalty, trademark, tradename or copyright agreement with any third party from whom Borrower has received actual notice of a dispute or default in respect of any such agreement; and

         (i) Inventory consisting of work in progress.

         1.17 "FACTORS GUARANTEE" shall mean any guarantee issued by Lender to a Supplier (or the factor of a Supplier) acceptable in all respects to the Borrower and to such supplier (or factor) in connection with Borrower's purchases from such Supplier.

         1.18 "FACTORED SUPPLIER" shall mean a supplier of goods or services to Borrower which has entered into a factoring agreement with Lender.

         1.19 "FUNDED CREDIT ACCOMMODATIONS" shall mean, with respect to any Credit Accommodation, (i) in the case of a loan, the amount funded by Lender,
(ii) in the case of a Letter of Credit, the face amount of such Letter of Credit actually drawn upon by the beneficiary thereof which is funded by Lender and
(iii) in the case of a Factors Guarantee, the face amount of such Factors Guarantee actually funded by Lender. A purchase by Lender of a Borrower Payable shall not constitute a "Funded Credit Accommodation" unless and until Borrower has failed to pay its obligations under such Borrower Payable when due.

         1.20 "GAAP" shall have the meaning specified in Section 6.11 hereof.

         1.21 "HSBC" shall mean HSBC Bank USA.

         1.22 "INVENTORY" shall mean all of Borrower's raw materials, work in process, finished merchandise and all wrapping, packing and shipping materials, wheresoever located, now owned or hereafter acquired, presently existing or hereafter arising, and all additions and accessions thereto, the resulting product or mass and any documents representing all or any part thereof and the proceeds thereof.

         1.23 "INVENTORY BOOK VALUE" shall mean the value of the Eligible Inventory as determined quarterly by Borrower in accordance with GAAP and based upon Borrower's inventory position as reported by Borrower in its quarterly filings with the Securities and Exchange Commission.



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         1.24 "INVENTORY LIQUIDATION VALUE" shall mean the value of the Eligible
Inventory on a liquidation basis as determined, from time to time, by an independent appraiser of national stature which is not a competitor of Borrower and which is satisfactory to Lender.

         1.25 "LANDLORD" shall have the meaning specified in Section 1.14 hereof.

         1.26 "LANDLORD AGREEMENT" shall be an agreement among Lender, Borrower and the owner of a leased facility or public warehouse in which Borrower houses Inventory in the form of Exhibit A attached hereto.

         1.27 "LETTER OF CREDIT" shall mean any letter of credit acceptable in all respects to the Borrower which Lender assists Borrower in procuring pursuant to this Agreement.

         1.28 "LINE OF CREDIT" shall mean the total available amount of Credit Accommodations on any basis up to the Maximum Credit Facility.

         1.29 "LOAN ACCOUNT" shall have the meaning specified in Section 2.1(d) hereof.

         1.30 "MAXIMUM CREDIT FACILITY" shall mean an amount equal to the lesser of (i)$10,000,000 or (ii) the undrawn amount of the unexpired Standby Letter of Credit plus the lesser of (A) twenty percent (20%) of the Inventory Book Value of the Eligible Inventory (excluding any reserves or allowances that are or may be included in Borrower's books with respect to such Inventory to the extent such reserves do not exceed the amount of the Inventory Book Value of the Inventory excluded from Eligible Inventory pursuant to clause (g) of the definition of Eligible Inventory) or (B) the Inventory Liquidation Value; or
(C)Two Million Dollars ($2,000,000).

         1.31 "MAXIMUM INVENTORY FACILITY" shall mean $2,000,000

         1.32 "MAXIMUM RATE" shall have the meaning specified in Section 8.2 hereof.

         1.33 "OBLIGATIONS" shall mean all obligations, liabilities and indebtedness of Borrower to Lender, however evidenced, arising under this Agreement, including, without limitation, loans and/or advances and/or sums paid by Lender to any person in connection with drawings under Letters of Credit, whether now existing or incurred from time to time hereafter and whether before or after termination hereof (in respect of Credit Accommodations issued to Borrower prior to termination), absolute or contingent, joint or several, matured or unmatured, direct or indirect, primary or secondary, liquidated or unliquidated, and including, without limitation, all of Lender's reasonable charges, commissions, fees, interest, expenses, costs and reasonable attorneys' fees chargeable to Borrower in connection therewith and all obligations, liabilities and indebtedness of the Borrower with respect to any Letters of Credit; provided that "Obligations" shall not include any and all sums owed to Lender with respect to a Borrower Payable purchased by Lender unless and until Borrower has failed to pay its obligations under such Borrower Payable when due.



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         1.34 "PERSON" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, government, or any agency or political subdivision thereof, or any other entity.

         1.35 "PRIME RATE" shall mean the prime rate from time to time publicly announced in New York City by The Chase Manhattan Bank.

         1.36 "RECEIVABLES" shall mean all obligations to Borrower for the payment of money, (whether such obligations are owed (i) by the recipient of the goods or services; (ii) by any other Person including, without limitation, the issuer of a credit card or other instrument which directly or indirectly enables the recipient of the goods or services to obtain the same; or (iii) for any other reason now existing or hereafter arising, however evidenced, including, without limitation, all accounts, contract rights, general intangibles, documents, chattel paper and instruments (as each of such terms is defined in the UCC) arising out of the sale of goods or the rendering of services by Borrower.

         1.37 "RENEWAL DATE" shall have the meaning specified in Section 8.1 hereof.

         1.38 "SERVICES AGREEMENT" shall mean the Services Agreement between Distribution Associates, Inc. and Borrower dated as of July 27, 2000.

         1.39 "STANDBY LETTER OF CREDIT" shall mean any letter(s) of credit issued by a Bank reasonably acceptable to Lender at the request of the Subordinating Creditor, naming Lender as beneficiary.

         1.40 "SUBORDINATING CREDITOR" shall mean Quantum Industrial Partners LDC, a Cayman Islands limited duration company.

         1.41 "SUBORDINATION AGREEMENT" shall mean the Subordination Agreement between Lender and Subordinating Creditor dated as of the Closing Date.

         1.42 "SUPPLIER" shall mean any Person (including, without limitation, a Factored Supplier) which at any time sells goods to Borrower.

         1.43 "TANGIBLE NET WORTH" shall have the meaning specified in Section
6.11 hereof.

         1.44 "TRANSACTION DOCUMENTS" shall have the meaning specified in
Section 6.10 hereof.

         1.45 "UCC" means the Uniform Commercial Code as in effect form time to time in the State of New York.

         1.46 "WARRANT" shall mean the warrant issued by Borrower to Lender for the purchase by Lender of 50,000 shares of the capital stock of Borrower for $2.34 per share which warrant shall be fully vested on the date of issuance.



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         1.47 "WORKING CAPITAL" shall have the meaning specified in Section 6.11 hereof

SECTION 2         CREDIT ACCOMMODATIONS

         2.1 (a) Subject to the terms and conditions of this Agreement, Lender shall make Credit Accommodations to, on behalf of or as directed by Borrower, from time to time, at Borrower's request, which Credit Accommodations, in the aggregate, shall not exceed the Maximum Credit Facility.

         (b) Any Credit Accommodation consisting of a Letter of Credit or Factors Guarantee shall be in form and substance acceptable to the Borrower and the applicable supplier in all respects and, in the case of a Letter of Credit, shall be issued by a bank or savings institution of national standing with a credit rating from a nationally recognized rating agency of at least "A."

         (c) The fee chargeable to a Factored Supplier by Lender in connection with Lender's purchase of a Borrower Payable shall not exceed 2% of the gross invoiced amount of such Borrower Payable. The Borrower may, at its option, pay all or any portion of such fee on behalf of the Factored Supplier.

         (d) All amounts chargeable to Borrower under this Agreement or any supplement hereto shall be charged to an account in Borrower's name on Lender's books (the "Loan Account"). Lender shall render to Borrower each month a statement in reasonable detail of the Loan Account (and all credits and charges thereto) which shall be considered correct and accepted by Borrower and conclusively binding upon Borrower as an account stated except to the extent that Lender receives a written notice of Borrower's exceptions within 45 days after such statement has been mailed by certified mail to Borrower.

SECTION 3         LENDER'S CHARGES

         3.1 Borrower agrees to pay to Lender, each month, interest (computed on the basis of the actual number of days elapsed over a year of 360 days) on the average daily amount of Funded Credit Accommodations during the preceding month at a per annum rate equal to the Prime Rate plus 1%. Any change in the effective interest rate due to a change in the Prime Rate shall take effect on the date of such change in the Prime Rate. All outstanding Funded Credit Accommodations shall be repaid by the Borrower upon termination of this Agreement. The Borrower may, from time to time, at its option, prepay any or all Funded Credit Accommodations, without premium or penalty, upon three days' prior written notice to Lender.

         3.2 Borrower shall pay to Lender an annual facility fee in the amount of one percent (1%) of the Maximum Inventory Facility which amount shall be due and payable on (a) the Closing Date, and on (b) each anniversary of the Closing Date thereafter during any Subsequent Term, if any, of this Agreement.

         3.3 A reasonably detailed statement of all of Lender's charges shall accompany each monthly statement of the Loan Account. As long as the amount of the Funded Credit


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Accommodations, together with interest accrued thereon pursuant to Section 3.1 hereof and any fees due and payable pursuant to Section 3.2 and/or 3.4 hereof, is less than 90% of the amount of the undrawn Standby Letter of Credit, interest shall continue to accrue but shall not be due and payable on any Funded Credit Accommodations. However, if and when the amount of Funded Credit Accommodations, together with interest accrued thereon pursuant to Section 3.1 hereof and any fees due and payable pursuant to Sections 3.2 and/or 3.4 hereof, exceeds 90% of the amount of the undrawn Standby Letter of Credit (the "Trigger Event"), if no Default has occurred and is continuing, then 10 days after the occurrence of the Trigger Event (provided the condition creating the Trigger Event is continuing), the Lender may take control of the Bluefly Paymentech Account pursuant to the Controlled Account Agreement (the "Cash Sweep Trigger"). Lender shall be obligated to apply monies received from the Bluefly Paymentech Account (to the extent not remitted to Borrower as provided hereafter in this Section 3.3) to the reduction of the Funded Credit Accommodations, together with interest accrued thereon pursuant to Section 3.1 hereof and any fees due and payable pursuant to Sections 3.2 and/or 3.4 hereof, to an amount equal to not more than 90% of the amount of the undrawn Standby Letter of Credit. From and after the date Lender assumes control of the Bluefly Paymentech Account through and including the sixtieth day following the date of the Cash Sweep Trigger (the "Cash Sweep Period"), Lender shall, provided no Default has occurred and is continuing, within one Business Day after receipt of any funds from the Bluefly Paymentech Account, remit to Borrower 50% of the amount so received. Notwithstanding the foregoing, in the event that if at any time during the Cash Sweep Period, provided that no Default has occurred and is continuing, the Funded Credit Accommodations together with interest accrued thereon pursuant to
Section 3.1 hereof and any fees due and payable pursuant to Section 3.2 and/or
3.4 hereof, are reduced to an amount not more than 90% of the amount of the undrawn Standby Letter of Credit for a period of 10 consecutive days, (the "Trigger Cure"), then Lender shall inform HSBC to once again follow any and all instructions given to HSBC by Borrower. In the event of a subsequent occurrence of a Trigger Event, the foregoing procedures shall once again apply. As more fully provided in Section 8.2 hereof, in no event shall the interest rate charge hereunder exceed the Maximum Rate.

         3.4 Borrower shall pay to Lender a fee for the opening of each Letter of Credit or for the issuing of each Factors Guarantee equal to (i) one-half of one percent (1/2 of 1%) of the face amount of such Letter of Credit (and the usual and customary bank charges), plus (ii) an additional one-fourth of one percent (1/4 of 1%) of such face amount for each thirty (30) days or portion thereof that such Letters of Credit (or the acceptances resulting from the Letters of Credit) or Factors Guarantee remains outstanding.

SECTION 4         SECURITY INTEREST IN COLLATERAL

         4.1 To secure repayment of the Funded Credit Accommodations with interest in accordance with the terms hereof, and the performance and observance by the Borrower of each term, covenant or agreement contained herein, the Borrower hereby grants to Lender a security interest in all property of Borrower, whether now owned or hereafter acquired by Borrower, wherever located and whether now existing or hereafter arising or created (the "Collateral"), including, without limitation, the following:



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         (a) all Receivables and all deposits, or other security for the obligation of any person under or relating to Receivables and all of the Borrower's rights and remedies of whatever kind or nature it may hold or acquire for the purpose of securing or enforcing Receivables and all rights of stoppage in transit, replevin, repossession and reclamation and all other rights and remedies of an unpaid vendor or lienor, and all proceeds of any Letter of Credit naming Borrower as beneficiary and which provides for guarantees or assures the payment of any Receivable;

         (b) all general intangibles whether or not arising out of the sale of goods or rendition of services, and including, without limitation, choses in action, causes of action, tax refunds (and claims) and reversions from terminated pension plans;

         (c) all Inventory;

         (d) all equipment, machinery and fixtures of Borrower, including, without limitation,

         (e) all accessories and additions thereto, tools, parts, accessories and attachments used in connection therewith, all spare parts relating thereto and all tangible personal property;

         (f) all copyrights, whether statutory or common law, registered or unregistered, all letters patent and applications for letters patent throughout the world, all trademarks, trade names, service marks, business names and other sources of business identifiers, whether or not registered and all common law and statutory trade secrets and all other confidential or proprietary information and know how;

         (g) all books and records (including, without limitation, computer programs, tapes and related electronic data processing software) relating to any of the foregoing; and

         (h) all cash and non-cash proceeds and products of any of the foregoing, including, without limitation, all insurance proceeds payable under insurance policies relating to any of the foregoing;

provided, however, that the Collateral shall not include any agreement, license or contract (or any right therein) or any data or information protected by consumer privacy laws (i) the grant of a security interest in which or assignment of which would violate such agreement, license or contract or consumer privacy laws or (ii) to the extent that the pledge or assignment of such agreement, license or contract (or any right therein) requires the consent of a third party unless such third party has consented thereto, except, in the case of clauses (i) and (ii), to the extent provided under Section 9-318(4) of the UCC. The foregoing proviso shall not apply to the Inventory or to Borrower's rights therein.

         4.2 Borrower will take any and all steps and observe such formalities as Lender may reasonably request from time to time to create and maintain in Lender's favor a valid and first lien upon, security interest in and pledge of all of the Collateral (subject to Permitted Liens), including, without limitation, by way of filing financing statements and other notices, including,


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without limitation, notices with the United States Patent and Trademark Office and the United States Copyright Office and amendments and renewals thereof that may be requested by Lender to maintain such security interest in and pledge of the Collateral.

SECTION 5 CUSTODY AND INSPECTION OF COLLATERAL AND RECORDS; COLLECTION AND HANDLING OF COLLATERAL

         5.1 Borrower will, at its own cost and expense, (i) arrange for remittances on the Receivables to be made directly to the Controlled Account or
(ii) promptly deposit or cause to be deposited all such remittances directly to the Controlled Account.

         5.2 Upon the occurrence and during the continuance of any Default, (i) Lender may send a notice of assignment and/or notice of Lender's security interest to any Account Debtors and thereafter Lender shall have the sole right to collect the Receivables; (ii) Borrower hereby constitutes Lender or Lender's designee as the Borrower's attorney-in-fact with power to endorse the Borrower's name upon any notes acceptances, checks, drafts, money orders or other evidences of payment or Collateral that may come into its possession; to sign Borrower's name on any invoice or bill of lading relating to any Receivables, drafts against Customers, assignments and verifications of Receivables and notices to any Account Debtor; to send verifications of Receivables; to notify the Borrower to such address as the Lender may designate; and to do all other acts and things necessary to carry out this Agreement. Said attorney or designee shall not be liable for any acts of omission or commission, for any error of judgment or for any mistake of fact or law, provided that Lender or its designee shall not be relieved of liability to the extent that its act, error mistake constituted gross negligence or willful misconduct. This power of attorney being coupled with an interest is irrevocable until all of the Obligations then due and payable are paid in full; and (iii) Lender, without notice to or consent of Borrower , (A) may sue upon or otherwise collect, extend the time of payment of, or compromise or settle for cash, credit or otherwise upon any terms, any of the Receivables or any securities, instruments or insurance applicable thereto and/or release the Account Debtor thereon; (B) is authorized and empowered to accept the return of goods represented by any of the Receivables; and (C) shall have the right to receive, endorse, assign and/or deliver in its name or the name of Borrower any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed.

         5.3 Borrower shall reimburse Lender on demand for all costs of collection incurred by Lender during the continuance of a Default in efforts to enforce recovery of or realization upon the Receivables, the Inventory and any other Collateral, including, without limitation, attorneys' fees (both in-house and outside). All and any reasonable fees, costs and expenses, of whatever kind and nature, including taxes of any kind, which Lender may incur in filing public notices (including, without limitation, appraisal fees and advertising costs), and the reasonable charges of any attorney whom Lender may engage in preparing and filing documents, making title or lien examinations and rendering opinion letters, as well as reasonable expenses incurred by Lender (including, without limitation, (a) all reasonable attorneys' fees (both in-house and outside) and
(b) Lender's out of pocket expenses in conducting periodic field examinations of Borrower and


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the Receivables, the Inventory and any other Collateral, plus Lender's prevailing per diem charge for each of its examiners in the field and office, now $750 per person per day, (provided that unless a Default is continuing, Borrower shall not be liable for the expense of more than three field examinations in any year) plus all of Lender's reasonable costs, in protecting, maintaining, preserving, enforcing or foreclosing the pledge, lien and security interest granted to Lender hereunder, whether through judicial proceedings or otherwise, or recovery of or realization upon the Inventory or any other Collateral, or in defending or prosecuting any actions or proceedings arising out of or related to Lender's transactions with Borrower, including, without limitation, actions or proceedings which may involve any Person asserting a priority or claim with respect to the Inventory or any other Collateral, shall be borne and paid for by Borrower on demand, shall constitute part of the Obligations and may at Lender's option be charged to the Loan Account. In addition, Borrower shall pay for an appraisal of the Inventory Liquidation Value of the Inventory from time to time by an independent appraiser of national stature which is not a competitor of Borrower and which is satisfactory to Lender; provided that, in no event shall the Borrower pay more than $20,000, in the aggregate, for any such appraisals during any twelve-month period.

         5.4 Upon Lender's reasonable request, Borrower will, at any time and from time to time, at Borrower's expense, deliver to Lender documents of title representing the Inventory or otherwise evidence Lender's security interest in such manner as Lender may reasonably require. Any and all assessments, taxes or other charges that may be assessed upon or payable with respect to the Inventory or any part thereof shall forthwith be paid by Borrower, and Borrower agrees that Lender, in its discretion, may effect such payment and charge the amount thereof to Borrower. Borrower further agrees that except for the pledge, lien and security interest granted to Lender by Borrower hereby, Borrower shall not permit the Inventory or any part thereof to otherwise become liened or encumbered nor shall Borrower grant any security interest therein to any other Person excepting only for the Subordinating Creditor which has executed the Subordination Agreement . Borrower shall not, without Lender's written consent first obtained, remove or dispose of any of the Inventory except to bona fide purchasers thereof in the ordinary course of Borrower's business or as otherwise provided in this Agreement. Borrower shall make all Inventory and all of Borrower's records pertaining thereto available to Lender for inspection during normal business hours upon reasonable prior written notice by Lender. Lender shall have the right, in Lender's discretion, after a demand is made on the Borrower to pay any liens or claims upon any of the Inventory, including, without limitation, warehouse charges, dyeing, finishing and processing charges, landlords' claims, etc. and the amount of any such payment shall be charged to the Loan Account and secured hereby. Lender shall not be liable for the safekeeping of any of the Inventory or for any loss, damage or diminution in the value thereof or for any act or default of any warehouseman, carrier or other person dealing in and with said Inventory, whether as Lender's agent or otherwise, or for the collection of any proceeds thereof but the same shall at all times be at Borrower's sole risk. Prior to its sale to a bona fide purchaser in the ordinary course of business, Inventory shall at all times remain at the addresses specified in Schedule 5.4 hereof and shall not be removed therefrom without Lender's prior written consent.

         5.5 Nothing contained in this Section 5 or elsewhere in this Agreement shall be construed to constitute Borrower as agent of Lender for any purpose whatsoever and Lender shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part


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

of the Collateral wherever the same may be located and regardless of the cause thereof (except to the extent it is determined by a final judicial decision that the Lender's act or omission constituted gross negligence or willful misconduct). Lender shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof or for any damage resulting therefrom (except to the extent that Lender's error, omission or delay constituted gross negligence or willful misconduct). Lender does not, by anything herein or in any assignment or otherwise, assume Borrower's obligations under any contract or agreement assigned to Lender, and Lender shall not be responsible in any way for the performance by Borrower of any of the terms and conditions thereof.

SECTION 6         REPRESENTATIONS, COVENANTS AND WARRANTIES

         As an inducement to Lender to enter into this Agreement, Borrower represents, covenants and warrants (which shall survive the execution and delivery of this Agreement) that:

         6.1 Borrower is a corporation duly organized and presently existing in good standing under the laws of the State of Delaware and is duly qualified and existing in good standing in every other state in which the nature of Borrower's business requires it to be qualified, except where the failure to be so qualified would not have a material adverse effect on the Borrower. Borrower shall at all times preserve, renew and keep in full, force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on its business as presently or proposed to be conducted. Borrower shall give Lender thirty (30) days prior written notice of any proposed change in its corporate name, which notice shall set forth the new name and Borrower shall deliver to Lender a copy of the amendment to the organizational documents of Borrower providing for the name change certified by the Secretary of State of the jurisdiction of incorporation of Borrower as soon as it is available.

         6.2 The execution, delivery and performance of this Agreement are within the powers of Borrower, have been duly authorized by appropriate action and are not in contravention of the terms of Borrower's corporate charter or bylaws or of any material indenture, agreement or undertaking to which Borrower is a party or by which it may be bound. Borrower warrants that it is and covenants that it shall remain solvent at all times while this Agreement is in effect.

         6.3 Borrower is and shall be, with respect to all Inventory, the owner thereof free from any lien, security interest or encumbrance of any kind, except for Permitted Liens or liens and security interests in favor of Lender and the Subordinating Creditor which security interest is the subject of the Subordination Agreement. None of any other Collateral has been or shall hereafter be assigned, pledged or transferred to any person other than the Lender and the Subordinating Creditor or in any way encumbered or subject to a security interest except to Lender and the Subordinating Creditor and Borrower shall defend the same against the claims of all persons.

         6.4 Borrower's books and records relating to the Receivables are maintained at the office listed on Schedule 6.4 attached hereto. Except as otherwise stated below, the principal executive office of Borrower is located at such address and has been so located on a continuous basis since 1997. Borrower shall not change such location without Lender's prior written consent, and, upon making any such change, Borrower agrees to execute any additional financing statements or other documents or notices which Lender may require.

         6.5 All loans and advances requested by Borrower under this Agreement shall be used for the general business purposes of Borrower.

         6.6 Borrower shall maintain its shipping forms, invoices and other related documents in a form reasonably satisfactory to Lender and shall maintain its books, records and accounts in accordance with sound accounting practice. Borrower agrees to furnish Lender with balance sheets, statements of profit and loss, interim financial statements and such other information regarding the business affairs and financial condition of Borrower as Lender may from time to time reasonably request, including, without limitation (a) financial statements prepared on a review basis by PriceWaterhouse Coopers or other independent Certified Public Accountants reasonably acceptable to Lender within forty-five
(45) days after the end of the first three fiscal quarters in each fiscal year of Borrower, (b) financial statements, prepared and certified by PriceWaterhouse Coopers or other independent Certified Public Accountants reasonably acceptable to Lender within ninety (90) days after the end of each fiscal year of Borrower. All such statements and information shall fairly present the financial condition of Borrower as of the dates, and the results of its operations for the periods, for which the same are furnished.

         6.7 Borrower shall furnish to Lender, promptly after the same become publicly available, copies of such registration statements, annual, periodic and other reports, and such proxy statements and other information, if any, as shall be filed by Borrower, or any of its subsidiaries with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933 or the Securities Exchange Act of 1934.

         6.8 Borrower shall duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets prior to the date on which penalties attach thereto. Borrower shall be liable for any tax (excluding a tax imposed on the overall net income of Lender) imposed upon any transaction under this Agreement or giving rise to the Receivables or which Lender may be required to withhold or pay for any reason and Borrower agrees to indemnify and hold Lender harmless with respect thereto, and to repay Lender on demand the amount thereof, and until paid by Borrower shall be added to the Obligations secured hereunder, and may at Lender's option be charged to the Loan Account.

         6.9 All financial statements of Borrower, including, without limitation, the financial statements of Borrower dated as of December 31, 2000 (unaudited) fairly present Borrower's financial condition and results of operations and have been or will be prepared in accordance with GAAP. Since December 31, 2000, there has been no material adverse change in Borrower's condition or operations.

         6.10 The execution and delivery by Borrower of this Agreement and any document or instrument contemplated to be executed and/or delivered in connection with this Agreement (collectively, the "Transaction Documents") and the consummation of the transactions contemplated hereby does not violate or cause a breach in any material respect of any licensing, distribution or other material agreement to the operations of Borrower. The exercise by Lender of any of its rights under the Transaction Documents shall not result in any material breach of or give rise to any action against either Borrower or Lender under any provision of any licensing, distribution or other material agreement to the operations of Borrower whether such agreements exist as of the Closing Date or may be thereafter entered into by Borrower (subject to the provisions of this Agreement).

         6.11 Borrower shall until payment in full of all Obligations then due and payable to Lender and termination of this Agreement in accordance with
Section 8.1 hereof (a) cause to be maintained at the end of each fiscal quarter of Borrower, Tangible Net Worth in an amount not less than One Million Five Hundred Thousand Dollars ($1,500,000) and (b) cause to be maintained at the end of each such fiscal quarter, Working Capital of not less than Three and a Half Million Dollars ($3,500,000).

         For the purpose hereof the following terms shall have the following definitions:

         "CURRENT ASSETS" at a particular date shall mean all amounts which would, in conformity with GAAP, be included under current assets on a balance sheet of borrower as of such date, providing however, that such amounts shall not include any amounts for any indebtedness owing by any Affiliate to Borrower.

         "CURRENT LIABILITIES" at a particular date shall mean all amounts which would, in conformity with GAAP, be included under current liabilities on a balance sheet of Borrower, as of such date but in any case including, without limitation, or duplications, the amounts of (a) all indebtedness payable on demand, or at the option of the person or entity to whom such indebtedness is owed, not more than twelve (12) months after such date, (b) any payments in respect of any indebtedness (whether installment, serial maturity, sinking fund payment or otherwise) required to be made not more than twelve (12) months after such date, (c) all reserves in respect of liabilities or indebtedness payable on demand or, at the option of the person or entity to whom such indebtedness is owed, not more than twelve (12) months after such date, the validity of which is not contested to such date, (d) all accruals for federal or other taxes measured by income payable within twelve (12) months of such date and (e) all outstanding indebtedness to Lender. Notwithstanding the foregoing, none of Borrower's indebtedness to Lender under the Agreement shall be included in the definition of Current Liabilities.

         "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

         "TANGIBLE NET WORTH" shall mean, at a particular date (a) the aggregate amount of all assets of Borrower as may be properly classified as such in accordance with GAAP consistently applied excluding such other assets as are properly classified as intangible assets under GAAP, less (b) the aggregate amount of all liabilities of Borrower (excluding liabilities subordinated to Lender) determined in accordance with GAAP.

         "WORKING CAPITAL" shall mean the excess, if any, of Current Assets less Current Liabilities.

         6.12 Borrower shall, at all times, comply in all material respects with all material laws, rules, regulations, licenses, permits, approvals and orders of any Federal, State or local governmental authority applicable to it.

         6.13 Borrower shall, at all times, maintain with financially sound and reputable insurers insurance with respect to the Inventory and any other Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to Lender as to form, amount and insurer. Borrower shall furnish certificates, policies or endorsements to Lender as Lender shall reasonably require as proof of such insurance, and, if Borrower fails to do so, Lender is authorized, but not required, to obtain such insurance at the expense of Borrower. All policies shall provide for at least thirty (30) days prior written notice to Lender of any cancellation or reduction of coverage. If at any time a Default exists or has occurred and is continuing, Lender shall have the right to adjust, settle, amend and cancel such insurance. Borrower shall notify Lender, not more than forty-five (45) days and not less than fifteen (15) days prior to the expiration date of any policy and, Lender may, but shall not be obligated to take such action as it considers necessary to prevent such expiration, at the expense of Borrower. Borrower shall cause Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrower shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Lender. If no Default has occurred and is continuing at the time Lender receives any such insurance proceeds, Lender shall promptly pay to Borrower the amount of such proceeds. During the continuance of a Default, Lender may apply any insurance proceeds received by Lender, at its option, to the cost of repairs or replacement of Inventory and/or any other Collateral and/or to payment of the Obligations then due, in any order and in such manner as Lender may reasonably determine.

         6.14 Borrower shall not, directly or indirectly, wind up, liquidate or dissolve or agree to do any of the foregoing.

         6.15 Borrower shall not, directly or indirectly, open, establish or maintain any deposit account, investment account or any other account with any bank or other financial institution, other than an account subject to a Controlled Account Agreement without the consent of Lender, which consent shall not be unreasonably withheld.

         6.16 During the term of this Agreement, Borrower shall prepare and deliver to Lender on no less than a bi-weekly basis reports of Receivables and Inventory in form and substance reasonably satisfactory to Lender.

         6.17 At the reasonable request of Lender, at any time and from time to time, Borrower shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Receivables, the Inventory and any other Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Transaction Documents.

         6.18 Borrower shall deposit, promptly upon receipt, all sums received by Borrower from any source including without limitation, from the sale of Inventory into and only into a Controlled Account provided, however, that the sums received by Borrower from the sale of Inventory shall be deposited into and only into the Bluefly Paymentech Account.

         6.19 Exhibit C hereof is a true and complete copy of the Services Agreement (together with all modifications, supplements and amendments thereto) as of the date of this Agreement.

SECTION 7         LENDER'S REMEDIES UPON BORROWER'S DEFAULT

         7.1 (a) All Obligations shall be, at Lender's option, due and payable

                  (i)      without notice or demand upon:

                  (A) if any representation or warranty or statement of fact made by Borrower in any Transaction Document to Lender is fraudulent; or

                  (B) if Borrower shall become insolvent, is generally unable to pay its debts as they mature or files a petition in bankruptcy liquidation or reorganization or if Borrower discontinues doing business for any reason.

                  (C) the failure to effect a Trigger Cure on or before the 70th day following the Trigger Event.

                  (ii) ten (10) days after written notice of the occurrence of any one or more of the following events:

                  (A) if Borrower shall fail to pay to Lender when due any amounts owing to Lender under any Obligations; or

                  (B) if a judgment against Borrower in excess of $100,000 remains unpaid, unstayed or undismissed for a period of more than thirty (30) days, or if a custodian, receiver or trustee of any kind is appointed for it or any of its property;

                  (C) if the Services Agreement ceases to be in full force and effect in any material respect.

                  (iii) thirty (30) days after written notice of the occurrence of the following event:

                  if Borrower shall breach in any material respect any of the terms, covenants, conditions or provisions of this Agreement (other than those relating to failure to pay to Lender when due any amounts owing to Lender under any Obligations) or any other agreement between Borrower and Lender or to which Borrower and Lender are parties.

                  (b) Upon the continuation after any applicable cure periods of any one or more of the events specified in subsection (a) above (each a "Default") (i) Borrower shall pay to Lender, as liquidated damages and as part of the Obligations, interest at the rate of three percent (3%) per annum above the Prime Rate upon the unpaid balance of the Funded Credit Accommodations from the date of Default until the date of full payment of the Obligations, which charge shall be in lieu of compensation payable under Section 3.1 from such date; provided, that in no event shall such rate exceed the Maximum Rate, (ii) Borrower shall pay to Lender all reasonable costs, disbursements, charges and expenses for the collection and enforcement of the Obligations, and for the protection and enforcement of Lender's security interest, including attorneys' fees (both in-house and outside) all of which shall be added to and deemed part of the Obligations, and (iii) Lender shall have the right (in addition to any other rights Lender may have under this Agreement or otherwise) without further notice to Borrower, to enforce payment of the Receivables, to settle, compromise or release (in whole or in part) any amounts owing on the Receivables, to prosecute any action, suit or proceeding with respect to the Receivables, to extend the time of payment of any and all Receivables, to make allowances and adjustments with respect thereto, to issue credits in Lender's or Borrower's name, to sell, assign and deliver the Receivable (or any part thereof) or the Inventory (or any part thereof) or any other of the Collateral and any returned, reclaimed or repossessed merchandise or other property held by Lender or by Borrower for Lender's account, at public or private sale, at broker's board, for cash, upon credit or otherwise, at Lender's sole option and discretion, and Lender may bid or become purchaser at any such sale if public, free from any right of redemption which is hereby expressly waived. Borrower agrees that the giving of ten (10) days' notice by Lender, sent by certified mail return receipt requested, postage prepaid, to the mailing address of Borrower set forth in this Agreement, designating the place and time of any public sale or the time after which any private sale or other intended disposition of the Receivables, the Inventory or any other Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice with respect thereto. The net cash proceeds resulting from the exercise of any of the foregoing rights or remedies shall be applied by Lender to the payment of the Obligations in such order as Lender may elect, and Borrower shall remain liable to Lender for any deficiency. Upon the occurrence of any Default, Borrower shall assemble all or any part of the Inventory and make it available to Lender at a place to be designated by Lender, which is reasonably convenient to both parties. In addition, Lender may peaceably, by its own means or with judicial assistance, enter Borrower's or any other premises and take possession of the Inventory and remove or dispose of it on Borrower's premises and Borrower agrees that Borrower will not resist or interfere with any such action. To the full extent permitted by law, Borrower hereby expressly waives demand, notice of sale (except as herein provided), advertisement of sale and redemption before sale.

         7.2 The enumeration of the foregoing rights and remedies is not intended to be exhaustive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies Lender may have under the New York Uniform Commercial Code or other applicable law. Lender shall have the right, in its sole discretion, to determine which rights and remedies, and in which order any of the same, are to be exercised, and to determine which Receivables are to be proceeded against and in which order, and the exercise of any right or remedy shall not preclude the exercise of any others, all of which shall be cumulative. No act, failure or delay by Lender shall constitute a waiver of any of its rights and remedies. No single or partial waiver by Lender of any provision of this Agreement, or breach or default thereunder, or of any right or remedy which Lender may have shall operate as a waiver of any other provision, breach, default, right or remedy or of the same provision, breach, default, right or remedy on a future occasion. Borrower waives presentment, notice of dishonor, protest and notice of protest of all instruments included in or evidencing any of the Obligations or the Receivables and any and all notices or demands whatsoever (except as expressly provided herein).

         7.3 Notwithstanding anything contained in this Section 7 or any other provision of this Agreement; in exercising its remedies during the continuance of a Default, Lender may make multiple requests pursuant to the Standby Letter of Credit provided that no request for payment under the Standby Letter of Credit may be made unless (a) at least 120 days have passed from the occurrence of such Default except in the case of a draw permitted pursuant to Section 7.5 hereof and (b) the amount requested under the Standby Letter of Credit are Obligations under the Financing Agreement which the Borrower has failed to pay in accordance with the terms of the Financing Agreement.

         7.4 EACH PARTY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN THE EVENT OF ANY LITIGATION WITH RESPECT TO ANY MATTER CONNECTED WITH THIS AGREEMENT, THE OBLIGATIONS, THE RECEIVABLES, OR ANY OTHER TRANSACTION BETWEEN THE PARTIES AND HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF ANY FEDERAL COURT LOCATED IN SUCH STATE IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE OBLIGATIONS.

         7.5 Notwithstanding anything contained in this Section 7 or any other provision of this Agreement, the Subordinating Creditor shall have the right, but not the obligation, to purchase all (but not less than all) Obligations plus the Borrower Payables for good funds simultaneously with the exercise of this purchase option (the "Buyout Option") at any time upon reasonable notice to Lender. In connection with the exercise of the Buyout Option, Subordinating Creditor shall only be obligated to pay Lender the face amount of the Obligations plus the Borrower Payables (less any amounts drawn under the Letter of Credit). No additional fees or expenses of Lender shall be due and owing in connection with such Buyout Option. Upon the occurrence of any Default excluding a Default pursuant to Section 7.1(a)(i)(C) hereof, Subordinating Creditor shall have ten (10) Business Days to exercise the Buyout Option described in this paragraph prior to Lender's exercise of any rights or remedies available to it under this Agreement or at law or under the Controlled Account Agreement. Lender agrees that in connection with the payment of good funds by the Subordinating Creditor to Lender in the exercise of the Buyout Option, it will, if requested by the Subordinating Creditor, draw under the Standby Letter of Credit in an amount equal to the lesser of (a) the face amount of the Obligations plus the Borrower Payables or (b) the undrawn amount of the Standby Letter of Credit simultaneously with the exercise by the Subordinating Creditor of the Buyout Option. Upon the consummation of the Buyout Option by the Subordinating Creditor, Borrower shall no longer have any obligations to Rosenthal & Rosenthal Inc. under this Agreement.

         7.6 Borrower agrees that Lender shall be entitled to receive additional compensation determined pursuant to this paragraph if, as a result of its exercise of its rights and remedies, Lender generates net cash proceeds from the sale of the Collateral in excess of the Obligations due and owing the Lender under this Agreement ("Excess Cash Proceeds") prior to any draw by Lender on the Standby Letter of Credit. Lender shall be entitled to receive additional compensation from the Borrower in an amount equal to 25% of the Excess Cash Proceeds solely in the circumstances described in the first sentence. Upon any draw of the Standby Letter of Credit by the Lender, Borrower's Obligations to the Lender shall be reduced by the amount of the draw and Lender shall no longer be entitled to any additional compensation from the sale of the Collateral. In the event that the Subordinating Creditor exercises its right to purchase the Obligations due and owing to Lender pursuant to Section 7.5, Subordinating Creditor shall not be entitled to any additional compensation pursuant to this
Section 7.6.

SECTION 8         EFFECTIVE DATE, CONTROLLING LAW AND TERMINATION

         8.1 This Agreement shall become effective on the Closing Date and shall continue in full force and effect for one year from the Closing Date (the "Initial Term"). Thereafter, the Agreement shall continue for subsequent one year terms ("Subsequent Terms") unless one party gives the other party written notice of termination 30 days prior to the end of any applicable Term (the "Nonrenewal Termination"). In addition to the Nonrenewal Termination, Borrower shall have the right to terminate this Agreement at any time upon twenty (20) days prior written notice to Lender and payment of the following: (a) all the Obligations then due and payable; and (b) with respect to a termination other than a Nonrenewal Termination, an early termination fee of $35,000. Upon the termination of this Agreement, (i) all Obligations (including without limitation Obligations in respect of Letters of Credit and Factors Guarantees) shall be due and payable without notice or demand, provided that (a) Obligations in respect of Credit Accommodations that are not Funded Credit Accommodations and (b) Borrower Payables purchased by Lender which are not due and payable may be satisfied in full by delivering a letter of credit or cash collateral on terms reasonably acceptable to Lender (and such letter of credit shall be terminated and such cash collateral promptly returned to Borrower to the extent that such Credit Accommodations terminate or expire without becoming Funded Credit Accommodations) and (ii), subject to fulfillment of the provisions of Section 8.1(i)(a) above any amounts outstanding under a Borrower Payable purchased by Lender shall remain due and payable in accordance with the terms of such Borrower Payable. Simultaneously, with the satisfaction of all Obligations then due and payable hereunder in full, Lender shall take any and all actions necessary to release any security interest or lien it has on all the Receivables and other Collateral hereunder (other than any collateral securing Credit Accommodations that are not Funded Credit

Accommodations in accordance with the preceding sentence). No provision hereof shall be modified or amended orally or by course of conduct but only by a written instrument expressly referring hereto signed by both parties.

         8.2 ALL LOANS SHALL BE DISBURSED BY LENDER FROM ITS OFFICE IN THE STATE OF NEW YORK, SHALL BE PAYABLE BY BORROWER AT SUCH OFFICE, AND THIS AGREEMENT AND ALL TRANSACTIONS THEREUNDER SHALL BE DEEMED TO BE CONSUMMATED IN SUCH STATE AND SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THAT STATE. If any part or provision of this Agreement is invalid or in contravention of the applicable laws or regulations of any controlling jurisdiction, such part or provision shall be severable without affecting the validity of any other part or provision of this Agreement. Notwithstanding any provision herein or in any related document, Lender shall never be entitled to receive, collect, or apply, as interest on the Loan Account, any amount in excess of the maximum rate of interest ("Maximum Rate") permitted to be charged from time to time by applicable law (if such law imposes any maximum rate), and in the event Lender ever receives, collects, or applies as interest, any amount in excess of the Maximum Rate, such amount shall be deemed and treated as a partial prepayment of the principal of the Loan Account; and, if the principal of the Loan Account and all other of Lender's charges other than interest are paid in full, any remaining excess shall be paid to Borrower.

SECTION 9         CONDITIONS OF CLOSING.

         9.1 Initial Credit Accommodation: The obligation of Lender to provide any Credit Accommodation hereunder is subject to the fulfillment of each of the following conditions, and in the event such conditions require the delivery of any document, such obligation of Lender shall also be subject to the delivery (by Borrower or otherwise) of such document in a manner satisfactory to Lender and that the document be in form and substance reasonably satisfactory to
Lender:

         (a) Credit Accommodations Documents. Lender shall have received an original of each of the following documents: (i) this Agreement fully and properly executed by Borrower; (ii) the Controlled Account Agreement fully and properly executed by Borrower and by the Bank; (iii) the Subordination Agreement fully and properly executed by the Subordinating Creditor; (iv) the Standby Letter of Credit fully and properly executed by the issuing Bank; (v) the Warrant Agreement fully and properly executed by Borrower; (vi) the Landlord Agreement, if any, fully and properly executed by the Landlord; and (vii) such other documents, instruments and agreements in connection herewith as Lender shall require, executed, certified and/or acknowledged by such parties as Lender shall designate.

         (b) Organization Documents. Lender shall have received copies of Borrower's Certificate of Incorporation and Bylaws, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Borrower;

         (c) Good Standing. Lender shall have received a certificate of status with respect to Borrower, dated no earlier than March 26, 2001, by the Secretary of State of the state of organization of Borrower, which certificate shall indicate that Borrower is in good standing in such state;

         (d) Foreign Qualification. Lender shall have received certificates of status with respect to Borrower, each dated within ten (10) days of the Closing Date, issued by the Secretary of State of each state in which such party's failure to be duly qualified or licensed would have a material adverse effect on its financial condition or assets, indicating that such party is in good standing;

         (e) Authorizing Resolutions and Incumbency. Lender shall have received a certificate from the Secretary of Borrower attesting to (i) the adoption of resolutions of Borrower's Board of Directors, and shareholders or members if necessary, authorizing the obtaining of Credit Accommodations from Lender and execution and delivery of this Agreement and the other Transaction Documents to which Borrower is a party, and authorizing specific officers of Borrower to execute same, and (ii) the authenticity of original specimen signatures of such officers;

         (f) Financing Statements. Lender shall have received executed copies of financing statements in such jurisdictions as it shall determine;

         (g) Consents/Waivers. Lender shall have received all consents or waivers from third parties Lender, in its sole discretion, deems appropriate or necessary of all locations where the Inventory or any of the other Collateral is located;

         (h) Fees. Borrower shall have paid all fees payable by it and due on the Closing Date pursuant to this Agreement;

         (i) Opinion of Counsel. Lender shall have received an opinion of Borrower's counsel satisfactory to Lender in form and substance in its sole discretion;

         (j) Officer Certificate. Lender shall have received a certificate of the President of Borrower, attesting to the accuracy of each of the representations and warranties of Borrower set forth in this Agreement and the fulfillment of all conditions precedent to the initial advance hereunder;

         (k) Search and References. Lender shall have received and approved the results of UCC, tax lien, litigation, judgment and bankruptcy searches regarding Borrower.

         (l) Financial Statements. The unaudited financial statements of Borrower dated as of December 31, 2000, shall have been delivered to Lender

         (m) No Material Adverse Changes. Prior to the Closing Date, there shall have occurred no material adverse change in the financial condition of Borrower, or in the condition of the assets of Borrower from that shown on the financial statements of Borrower dated as of December 31, 2000. At the Closing, Borrower shall deliver to Lender an officer's certification confirming that Borrower is unaware of the existence of any such material adverse change in Borrower's financial condition.

         (n) Projections. Borrower shall submit cash flow projections and a pro forma balance sheet with adjusting entries (i) showing that the proposed financing will provide sufficient funds for the Borrower's projected working capital needs, and (ii) showing: (A) that Borrower will have reasonably sufficient capital for the conduct of its business following the initial funding, and (B) that Borrower will not incur debts beyond its ability to pay such debts as they mature.

         (o) Net Worth and Working Capital. Borrower shall have (i) Tangible Net Worth (prior to giving effect to the initial advance) of not less than One Million Five Hundred Thousand Dollars ($1,500,000) and (ii) Working Capital (prior to giving effect to the initial advance) of not less than Three and a Half Million Dollars ($ 3,500,000).

         (p) Other Matters. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed and recorded.

         9.2 Subsequent Advances. The obligation of Lender to make any additional Credit Accommodation hereunder after the initial Credit Accommodation shall be subject to the further conditions precedent that, on and as of the date of making of such Credit Accommodation: (a) the representations and warranties of Borrower contained herein shall be true and correct in all material respects, before and after giving effect to such Credit Accommodation and to the application of any proceeds thereof; (b) no Default and no event which, with notice or passage of time or both, would constitute a Default shall have occurred and be continuing, or would result from such Credit Accommodation or from the application of any proceeds thereof; (c) the Borrower shall have Tangible Net Worth of not less than One Million Five Hundred Thousand Dollars ($1,500,000); and (d) the Borrower shall have Working Capital of not less than Three and a Half Million Dollars ($ 3,500,000).

SECTION 10        MISCELLANEOUS

         10.1 NOTICES. All notices, requests, demands, acceptances and other communications which are required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered personally, or (b) when sent by fax if sent on a business day prior to 5:00 P.M. local time at the place of receipt, or on the following business day if sent after 5:00 P.M. or on a non-business day, or (c) on the day following delivery to a courier service if sent by next day delivery via a recognized international courier service, or (d) five (5) days after the date when mailed by registered or certified mail, return receipt requested, postage prepaid. All such notices, requests, demands, acceptances and other communications shall be addressed to the parties as follows, or at such other address as shall be specified by like notice:

If to Lender:              Rosenthal & Rosenthal, Inc.
                           1370 Broadway
                           New York, New York 10018
                           Attn: David Flaxman, Esq.
                           Fax: (212) 356-0989

If to Borrower:            Bluefly, Inc.
                           42 West, 39th Street
                           New York, New York 10018
                           Attn: Julie Tran, Esq.
                           Fax: (212)  840-1903

With a copy to:            Swidler Berlin Shereff Friedman
                           405 Lexington Avenue
                           New York, New York, 10174
                           Attn: Richard Goldberg, Esq.
                           Fax: (212) 891-9598

         10.2 INDEMNIFICATION. Borrower shall indemnify and hold Lender, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Transaction Documents, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel, excluding, however, any of the foregoing caused by any acts of willful misconduct or gross negligence of Lender. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 11.2 may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section 11.2. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         10.3 WAIVERS. Either party hereto may, at its option, by written notice to the other, (a) extend the time for the performance of any of the obligations or other actions of the other, (b) waive compliance with any of the terms, conditions or covenants required to be complied with by the other hereunder; and
(c) waive or modify performance of any of the obligations of the other hereunder. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

         10.4 AMENDMENT. No change, amendment or modification of any provision of this Agreement shall be valid unless set forth in a written instrument signed by the party to be bound thereby.

         10.5 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. No provision hereof may be amended or modified except in writing, executed by the party against which enforcement of such modification or amendment is sought.

         10.6 BINDING EFFECT; BENEFITS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns. Except as provided in the next sentence, nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective permitted successors and assigns, any rights, remedies, obligations or liabilities. Notwithstanding the foregoing, the Subordinated Creditor is an express third party beneficiary of the agreements contained in Sections 7.3, 7.5, 7.6 and 10.7 hereof.

         10.7 ASSIGNMENT. This Agreement is personal in nature and neither of the parties hereto shall, without the written consent of the other, assign or transfer this Agreement or any rights or obligations hereunder except in the case of a purchase of the Obligations pursuant to Section 7.5 which each of the parties hereby consents to. In the event of merger, consolidation, transfer or sale of all or substantially all of the assets of Borrower, the successor corporation's continued performance of this Agreement shall not be deemed an assignment in violation of this clause.

         10.8 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         10.9 HEADINGS. Headings of the paragraphs in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

         10.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, Lender and Borrower have caused this Agreement to be executed by their respective officers thereto duly authorized as of the day and year first above written.



                                                BLUEFLY, INC.





                                                By____________________________,









                                                ROSENTHAL & ROSENTHAL, INC.





                                                By____________________________

                                                    Name:

                                                    Title:

                                  SCHEDULE 5.4


                             LOCATION OF INVENTORY


                                307 Hollie Drive
                             Martinsville, VA 24112

                                  SCHEDULE 6.4


                                 OFFICE LOCATION


                               42 West 39th Street
                            New York, New York 10018